UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2018

ESCO TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 5, 2018, pursuant to shareholder approval at the annual meeting held on February 2, 2018, the Registrant filed with the Secretary of State of Missouri an amendment to Article TEN of its Articles of Incorporation to permit either the Registrant’s Board of Directors or the Registrant’s shareholders to amend the Registrant’s Bylaws, as described and set forth in the Registrant’s Proxy Statement dated December 14, 2017. Prior to the amendment, which became effective upon filing with the Secretary of State, only the Registrant’s Board of Directors could amend the Registrant’s Bylaws. A copy of the Articles of Amendment is filed herewith as Exhibit 3.1.

On February 5, 2018, pursuant to a resolution of the Registrant’s Board of Directors, concurrently with the filing of the above amendment Section 8.1 of the Registrant’s Bylaws was amended to conform the language of the Bylaws with the language of the above amendment. Prior to the amendment, the Bylaws provided that they could be amended only by the Registrant’s Board of Directors. A complete copy of the Registrant’s Bylaws as so amended is filed herewith as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

3.1	Amendment of Registrant’s Articles of Incorporation, filed February 5, 2018
3.2	Bylaws of the registrant, as amended February 5, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESCO TECHNOLOGIES INC.

Date: February 7, 2018	By:	/s/ Alyson S. Barclay
Alyson S. Barclay Senior Vice President, General Counsel and Secretary